UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 21, 2011

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-34591	74-2235008
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China

(Address of Principal Executive Offices)

(86) 51083397559

 (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
Phone: (212) 370-1300
Fax: (646) 895-7182
E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 29, 2011, the Company’s common stock was transferred from The Nasdaq Global Market to The Nasdaq Capital Market.  The transfer to The Nasdaq Capital Market was made at the request of the Company following notice from Nasdaq that the Company failed to comply with the requirement that the common stock maintain a minimum market value of publicly held shares of $5,000,000 for continued listing on The Nasdaq Global Market.  The Company believes that it meets the $1,000,000 minimum market value of publicly held shares required by The Nasdaq Capital Market.  A press release dated December 30, 2011 relating to the change in listing and the board of director approval of a one-for-ten reverse split is filed as Exhibit 99.1.

Item 7.01  Regulation FD Disclosure

On November 21, 2011, the Company’s board of directors approved a one-for-ten reverse split of its common stock and a reduction in the number of authorized shares of common stock from 150,000,000 to 50,000,000 and preferred stock from 60,000,000 to 30,000,000.  These changes will be reflected in an amendment to the Company’s certificate of incorporation and are subject to stockholder approval.  The Company will call a special meeting of stockholders at which it will seek stockholder approval for an amendment to the Company’s certificate of incorporation that effects the reverse split and the reduces the authorized capital stock.  This action by the board of directors superseded previous authorization for a one-for-five reverse split.

The board action follows the previously-reported receipt on September 8, 2011 of a staff deficiency notice from The Nasdaq Stock Market informing the Company that its common stock failed to comply with the $1.00 minimum bid price required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1).  The Nasdaq Capital Market also has a $1.00 minimum bid price requirement.  Nasdaq’s letter stated that to regain compliance, the closing bid price for the Company’s common stock must be at least $1.00 for a minimum of 10 consecutive business days within the 180-day compliance period ending on March 6, 2012.  The board approved the reverse split as a means of meeting Nasdaq’s continued listing requirements and intends to effect the reverse split if it is necessary to meet Nasdaq’s price maintenance requirements.  However, no assurance can be given that the reverse split will enable the Company’s common stock to comply with Nasdaq’s price maintenance requirements. The reverse split will not affect the market value of the publicly traded shares, which is independent of the reverse split.  A press release dated December 30, 2011 relating to the change in listing and the board of director approval of a one-for-ten reverse split is filed as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 as it relates to matters described in Item 7.01, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued December 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2011	Cleantech Solutions International, Inc.

By:	/s/ Fernando Liu
Fernando Liu
Chief Financial Officer